Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Samsonite Corporation:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report included an explanatory paragraph stating that, as discussed in Note 2, Samsonite Corporation restated its consolidated financial statements as of January 31, 2005 and for the years ended January 31, 2005 and 2004.

KPMG LLP

Denver, Colorado
May 18, 2006